Exhibit 13.1

Certification pursuant to Section 906 Sarbanes Oxley Act by the Chief Executive Officer of Telecom Italia Media S.p.A.

     The certification set forth below is being submitted in connection with Amendment No. 1 to the Annual Report on Form 20-F/A (the “Report”) for the period ending December 31, 2005 of Telecom Italia Media S.p.A. (the “Company”) as filed with the Securities and Exchange Commission on June 30, 2006 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Enrico Parazzini, the Chief Executive Officer of Telecom Italia Media S.p.A., certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom Italia Media S.p.A

	By:	/s/ Enrico Parazzini

		Name:	Enrico Parazzini
		Title:	Managing Director
Date: September 28, 2006